Exhibit 5.1

[LETTERHEAD OF LATHAM & WATKINS LLP]

March 11, 2005

Orion Acquisition Corp. II

501 Second Street

San Francisco, California 94107

Re:	Registration Statement No. 333-122431; up to 16,056,045 shares of common stock, par value $0.01 per share

Ladies and Gentlemen:

We have acted as special counsel to Orion Acquisition Corp. II, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form SB-2, filed under the Securities Act of 1933, as amended (the “Securities Act”), by the Company with the Securities and Exchange Commission (the “Commission”) on January 31, 2005 (File No. 333-122431), as amended (the “Registration Statement”), with respect to the registration of up to 16,056,045 shares of Common Stock, par value $0.01 per share (the “Shares”), of the Company (the “Common Stock”), up to 225,400 of which (the “Primary Shares”) are being offered by the Company and up to 15,830,645 of which (the “Secondary Shares”) are being offered by certain selling stockholders of the Company. This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-B promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, we have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

We are opining herein as to the Shares only under the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of the State of Delaware, any other laws.

Subject to the foregoing it is our opinion that, as of the date hereof:

1. The Primary Shares have been duly authorized by all necessary corporate action of the Company and, upon delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully-paid and non-assessable.

2. The Secondary Shares issuable upon conversion of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”), upon approval by the holders of the Company’s capital stock and filing with the Delaware Secretary of State of an amendment to the Company’s Certificate of

Orion Acquisition Corp. II

March 11, 2005

Incorporation authorizing sufficient Common Stock for conversion thereof, will be duly authorized by all necessary corporate action of the Company, and when and if issued upon conversion of the Series B Preferred Stock, will be validly issued, fully paid and nonassessable.

3. The Secondary Shares issuable upon exercise of the Company’s outstanding warrants to purchase Common Stock (the “Warrants”) have been duly authorized by all necessary corporate action of the Company, and when and if issued upon exercise of the Warrants and upon payment therefore in the manner contemplated by the Warrants, will be validly issued, fully paid and nonassessable.

4. The Secondary Shares outstanding on the date hereof have been duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and nonassessable.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement, and to the reference to our firm in the Prospectus contained in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP